UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2007
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

001-32935 (Commission File Number)	88-0331369 (IRS Employer Identification No.)
26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (c) Appointment of Principal Officers.
     On January 31, 2007, the Company’s Board of Directors appointed Lynn Fetterman as the Company’s Interim Chief Financial Officer (Principal Financial and Accounting Officer), Interim Secretary, and Interim Treasurer, effective February 9, 2007. Mr. Fetterman joins the Company through an agreement between the Company and Lynn Fetterman, Inc. (“LFI”) which provides for a fee of $90 per hour payable to LFI for his services. The agreement provides for Mr. Fetterman to continue in the interim officer positions until a permanent Chief Financial Officer is hired and begins employment, although either party may end the engagement before then without cause on thirty days’ advance notice or immediately for cause.
     Mr. Fetterman, age 59, has over 30 years of experience in internal auditing, finance and senior management. He previously served as Chief Operating Officer and Chief Financial Officer of 360 Global Wine Company, as Chief Financial Officer of Nicola International, Incorporated, and as a partner in the Orange County, California practices of Tatum CFO Partners, LLP. He also served in senior management positions with ConAgra, Inc. and Canandaigua Brands, Inc. Mr. Fetterman received a B.A. in accounting from Thiel College in Greensville, Pennsylvania.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.
By:	/s/ John E. Elliott II
John E. Elliott II

Its:	Chairman of the Board and Chief Executive Officer

Dated: January 31, 2007